Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use in this Registration Statement on Form S-1, of our report dated July 27, 2007 with respect to our audit of the consolidated financial statements of China Wind Systems, Inc. and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Sherb & Co., LLP

February 14, 2008